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                                                                     Exhibit 4.2

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                           REGISTRY MAGIC INCORPORATED

No. ____________

                              7% SUBORDINATED NOTE
                               DUE OCTOBER 1, 1998

-----------------------                                 -----------------------


         REGISTRY MAGIC INCORPORATED, a Florida corporation (the "Company"), for value received, hereby promises to pay to ____________ or registered assigns (the "Holder") on October 1, 1998 (the "Maturity Date"), or prior thereto as hereinafter provided, at the principal offices of the Company, the principal sum of ________________ Dollars ________________ in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal balance at the rate of seven percent (7%) per annum from the date hereof until the Company's obligation with respect to the payment of such principal sum shall be discharged as herein provided. Interest hereunder shall accrue and shall be payable semi-annually on April 1 and October 1 of each year while this Note is outstanding, commencing April 1, 1997, and on the Maturity Date, in like coin or currency to the Holder hereof at the office of the Company as hereinabove set forth.

         1. SUBORDINATION   This Note is the direct obligation of the Company
chargeable against all of its property, whatsoever and wheresoever, both present and future. However, the indebtedness evidenced by this Note and the payment of the principal and interest hereon, shall be at all times and in all respects wholly subordinate, junior and subject in right of payment to any and all Senior Indebtedness (as hereinafter defined) now outstanding or hereinafter incurred. Without limiting the effect of the foregoing, "subordinate," as used herein, shall be deemed to mean that, in the event of any default in the payment of Senior Indebtedness (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on Senior Indebtedness shall first be paid in full, with interest, if any, before any payment is made upon the indebtedness evidenced by this Note, and, in such event, any payment or distribution of any character which shall be made in respect of this Note shall be paid over to the holders of Senior Indebtedness




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for application pro rata to the payment thereof, unless and until such Senior
Indebtedness shall have been paid and satisfied in full. "Senior Indebtedness" shall mean the principal of, and premium, if any, and interest on, all indebtedness of the Company to banks, trusts companies, insurance companies and similar institutional or secured lenders, and any deferrals, renewals, extensions, or guarantees of any of such indebtedness; PROVIDED, HOWEVER, that Senior Indebtedness shall expressly exclude trade debt.

         2. PREPAYMENT

            A. The principal amount of this Note may be prepaid by the Company, in whole or in part, without premium or penalty, at any time.

            B. The principal amount of this Note shall be prepaid within ten days of the date of consummation by the Company of a public or private offering of its equity securities involving receipt of gross proceeds equal to or exceeding $5,000,000.

            C. Upon any prepayment of the entire principal amount of this Note, all accrued but unpaid interest shall be paid to the Holder of this Note on the date of prepayment.

         3. EVENTS OF DEFAULT

            A. The entire amount due under this Note shall become and be due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called "events of default", shall happen and be continuing:

                    (i) Default in the payment of the principal or accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise, if such default shall continue uncured for 30 days after written notice, specifying such default, shall have been given to the Company by the Holder of the Note;

                    (ii) Default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for 30 days after written notice, specifying such default, shall have been given to the Company by the Holder of the Note;

                    (iii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

                    (iv) Admission in writing of the Company's inability to pay its debts as they mature;

                    (v) General assignment by the Company for the benefit of creditors;



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                    (vi) Filing by the Company of a voluntary petition in
bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors;

                    (vii) Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 120 days;

                    (viii) Default in compliance by the Company with the registration covenants under the Registration Rights Agreement with the Holder;

                    (ix) The Company's Confidential Private Placement Memorandum contains an untrue statement of a material fact or omits to state a material fact necessary to make any statement therein not materially misleading; or

                    (x) Liquidation, wind-up or dissolution of the Company.

            B. The Company agrees that notice of the occurrence of any event of default will be promptly given to the Holder at his or her registered address by certified mail.

            C. In case any one or more of the events of default specified above shall happen and be continuing, the Holder may proceed to protect and enforce his, her or its rights by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder.

         4. MISCELLANEOUS

            A. This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company, which provides for an aggregate of up to $500,000 in face amount of identical Notes to be issued (subject to increase in certain circumstances).

            B. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. The registered owner of this Note shall have the right to transfer it by assignment, subject to the provisions elsewhere contained herein, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder hereof, in person or by his attorney, on the surrender hereof, duly endorsed. Communications



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sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

            C. Payments of interest shall be made as specified above to the registered owner of this Note. Payment of principal shall be made to the registered owner of this Note upon presentation of this Note upon or after maturity. Interest shall continue to accrue on this Note until payment.

            D. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Note so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

            E. This Note shall be construed and enforced in accordance with the laws of the State of New York. The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company or such Holder may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the in personam jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Holder each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or the Holder mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding.

            F. The Company shall be liable for all costs, charges and expenses including any attorneys' fees incurred by Payees by reason of the occurrence of any event of default or the exercise of the Holder's remedies with respect thereto.

            G. In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            H. Any delay by Holder or any holder of this Note in exercising a right or remedy shall not constitute a waiver thereof; a waiver of default, right or remedy shall not constitute a waiver of a subsequent default, right or remedy and a single or partial exercise of



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a right or remedy shall not preclude another or further exercise thereof or the exercise of another right or remedy.

            I. Any provision which may prove enforceable under any law shall not affect the validity of any other provision hereof.

            J. Except as otherwise set forth herein, the Company expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence on the part of the Holder in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder.

         IN WITNESS WHEREOF, REGISTRY MAGIC INCORPORATED has caused this Note to be signed in its name by its President.

                                         REGISTRY MAGIC INCORPORATED,
                                         a Florida corporation

                                         By:
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                                            Walt Nawrocki, President

ATTEST:



-------------------------------
Walt Nawrocki, Secretary



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